As filed with the Securities and Exchange Commission on January 17, 2014

Registration No. 333—

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SERVISFIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0734029
(State or other jurisdiction of	(I.R.S. Employee
incorporation or organization)	Identification Number)

850 Shades Creek Parkway, Suite 200
Birmingham, Alabama 35209
(205) 949-0302

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas A. Broughton, III
President and Chief Executive Officer
ServisFirst Bancshares, Inc.
850 Shades Creek Parkway, Suite 200

Birmingham, Alabama 35209
(205) 949-0302

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:
Paul S. Ware

J. Andrew Robison
Bradley Arant Boult Cummings LLP
1819 Fifth Avenue North
Birmingham, Alabama 35203
(205) 521-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non—accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

		Proposed		Proposed
	Amount	Maximum		Maximum
	to be	Offering Price		Aggregate		Amount of
Title of Shares to be Registered	Registered	Per Unit		Offering Price		Registration Fee(1)
Primary Offering:
Common Stock, par value $0.001 per share (2)(3)	(4)(5)	(4)(5)
Preferred Stock, par value $0.001 per share (2)	(4)(5)	(4)(5)
Warrants	(4)(5)	(4)(5)
Debt Securities (2)(6)	(4)(5)	(4)(5)
Depositary Shares (2)(7)	(4)(5)	(4)(5)
Units (8)	(4)(5)	(4)(5)
Total Primary Offering:				$125,000,000	(9)	$16,100
Secondary Offering:
Senior Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.001	40,000	$1,000	(10)	$40,000,000		$5,152
Depositary Shares (11)
Total Secondary Offering:				$40,000,000		$5,152
Total:				$165,000,000		$21,252

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Shares of preferred stock, depositary shares or common stock may be issuable upon conversion of debt securities registered hereunder. No separate consideration will be received for such preferred stock, depositary shares or common stock.
(3)	Shares of common stock may be issuable upon conversion of shares of preferred stock registered hereunder. No separate consideration will be received for such shares of common stock.
(4)	The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act. The securities covered by this Registration Statement may be sold or otherwise distributed separately or together with any other securities covered by this Registration Statement.
(5)	Such indeterminate principal amount, liquidation amount or number of each identified class of securities as may from time to time be issued at indeterminate prices. The aggregate maximum offering price of all securities issued by ServisFirst Bancshares, Inc. pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $125,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. Also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion or exchange of any debt securities, preferred stock, or warrants that provide for conversion or exchange into other securities. No separate consideration will be received for such securities that are issued upon exchange or conversion of debt securities, preferred stock or warrants.
(6)	If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an initial aggregate offering price up to the proposed maximum aggregate offering price.
(7)	In the event that ServisFirst Bancshares, Inc. elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under any such agreement.
(8)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another.
(9)	Estimated solely for purposes of calculating the registration fee under Rule 457 under the Securities Act.
(10)	Represents the liquidation preference amount per share of the Senior Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) being registered for resale, which we sold to the United States Department of the Treasury (the “Treasury”) pursuant to the Treasury’s Small Business Lending Fund Program.
(11)	In the event the Treasury requests that we deposit the shares of Series A Preferred Stock with a depositary pursuant to a depositary arrangement, depositary shares evidencing fractional shares of the Series A Preferred Stock may be sold pursuant to this Registration Statement in lieu of whole shares of Series A Preferred Stock.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell any of the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities described herein and we are not soliciting offers to buy the securities described herein in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 17, 2014

PROSPECTUS

$125,000,000

SERVISFIRST BANCSHARES, INC.

Common Stock
Preferred Stock
Warrants
Debt Securities
Depositary Shares
Units

_____________________________________________________________________________

40,000 Shares of Senior Non-Cumulative Perpetual Preferred Stock, Series A

(or Depositary Shares Evidencing Fractional Interests in Such Shares)

ServisFirst Bancshares, Inc. may offer, issue and sell from time to time, together or separately, in one or more offerings any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) depositary shares, and (vi) units, up to a maximum aggregate offering price of $125,000,000. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock and warrants may be convertible, exercisable or exchangeable for common or preferred stock or other securities of ours. The preferred stock may be represented by depositary shares. The units may consist of any combination of the securities listed above. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering.

In addition to the primary offering of securities described above, the United States Department of the Treasury (the “Treasury”) and its successors, including transferees (together with the Treasury, the “Selling Stockholders”), may offer from time to time up to 40,000 shares of our Senior Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”). The shares of Series A Preferred Stock were issued on June 21, 2011 to the Treasury as part of the Treasury’s Small Business Lending Fund Program (the “SBLF Program”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement and any free writing prospectus that we may issue, as well as the documents incorporated or deemed incorporated by reference in this prospectus and any prospectus supplement, carefully before you make your investment decision. Currently, no public market exists for any of our securities. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We or the Selling Stockholders may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement; provided, that, we will not receive any proceeds from any sales of the securities by the Selling Stockholders. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 6 of this prospectus and set forth in the documents incorporated or deemed incorporated by reference herein together with any information set forth in a “Risk Factors” section of any applicable prospectus supplement before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Prospectus dated        , 2014.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
FORWARD-LOOKING STATEMENTS	2
WHERE YOU CAN FIND MORE INFORMATION	3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	3
SERVISFIRST BANCSHARES, INC.	5
SERVISFIRST BANK	5
RISK FACTORS	6
RATIOS OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	7
USE OF PROCEEDS	8
DESCRIPTIONS OF SECURITIES WE MAY OFFER	9
DESCRIPTION OF COMMON STOCK	9
DESCRIPTION OF PREFERRED STOCK THAT WE MAY OFFER	12
DESCRIPTION OF OUR OUTSTANDING PREFERRED STOCK	14
DESCRIPTION OF WARRANTS	18
DESCRIPTION OF DEBT SECURITIES	19
DESCRIPTION OF DEPOSITARY SHARES	27
DESCRIPTION OF UNITS	30
SELLING STOCKHOLDERS	30
PLAN OF DISTRIBUTION	31
EXPERTS	34
LEGAL MATTERS	34

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. In addition, the Selling Stockholders may offer in one or more offerings, up to 40,000 shares of our Series A Preferred Stock.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read on the SEC website or at the SEC offices as described under the heading “Where You Can Find More Information.”

Each time we or the Selling Stockholders sell securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of the securities offered. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

Neither we nor the Selling Stockholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us,” “ServisFirst” and the “Company” as used in this prospectus refer to ServisFirst Bancshares, Inc. and its subsidiaries, including ServisFirst Bank which we sometimes refer to as “ServisFirst Bank,” the “bank,” our “bank subsidiary,” or our “bank” except that such terms refer to only ServisFirst Bancshares, Inc. and not its subsidiaries in the sections entitled “Description of Common Stock,” “Description of Preferred Stock that we may Offer,” “Description of our Outstanding Preferred Stock,”“Description of Warrants,” “Description of Debt Securities,” “Description of Depositary Shares,” and “Description of Units.”

1

FORWARD-LOOKING STATEMENTS

Certain of the statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement may constitute forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any results expressed or implied by such forward-looking statements. These statements should be considered subject to various risks and uncertainties, and are made based upon management’s belief as well as assumptions made by, and information currently available to, management pursuant to “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such risks include, without limitation:

•	the risk factors discussed and identified in our public filings with the SEC which we incorporate by reference in this prospectus;

•	the effects of continued deleveraging of United States citizens and businesses;

•	the effects of potential federal spending cuts due to the United States financial budgetary “sequester”;

•	the effects of continued depression of residential housing values and the slow market for sales and resales;

•	the effects of governmental monetary and fiscal policies and legislative and regulatory changes;

•	credit risks, including credit risks resulting from the devaluation of collateralized debt obligations (CDOs) and/or structured investment vehicles to which we currently have no direct exposure;

•	the effects of hazardous weather such as the tornados that struck the state of Alabama in April 2011 and January 2012;

•	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating regionally, nationally and internationally, together with competitors offering banking products and services by mail, telephone and the internet;

•	the effect of any merger, acquisition or other transaction to which we or any of our subsidiaries may from time to time be a party, including our ability to successfully integrate any business that we acquire;

•	deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses;

•	the effect of changes in interest rates on the level and composition of deposits, loan demand and the values of loan collateral, securities and interest sensitive assets and liabilities;

•	the results of regulatory examinations;

•	any matter that would cause us to conclude that there was impairment of any asset, including intangible assets; and

•	changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

A more detailed description of these and other risks is contained in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2012. Many of such factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise.

2

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the securities being offered under this prospectus. This prospectus, which is part of that registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings and the registration statement and accompanying exhibits may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N. E., Washington, D.C. 20549. You may obtain copies of this information at prescribed rates. The SEC also maintains a website that contains reports, proxy statements, registration statements and other information, including our filings with the SEC. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the public reference room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.servisfirstbank.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference herein unless such information is otherwise specifically referenced elsewhere in this prospectus or the applicable prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with the SEC into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the filing of this prospectus and prior to the sale of all the securities covered by this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

•	Our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013.

•	Our Current Reports on Form 8-K filed with the SEC on March 15, 2013, April 30, 2013, August 20, 2013, September 19, 2013, and December 3, 2013.

•	The description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 10 filed with the SEC on March 28, 2008, as amended by Post-Effective Amendment No. 1 filed on April 25, 2008 and Post-Effective Amendment No. 2 filed on May 13, 2008, including all other amendments and reports filed for purposes of updating such description.

•	Any documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this prospectus and before the termination of the offering of the securities offered hereby.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

3

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

ServisFirst Bancshares, Inc.

850 Shades Creek Parkway, Suite 200

Birmingham, Alabama 35209

Attention: Chief Financial Officer

Telephone: (205) 949-0302

4

SERVISFIRST BANCSHARES, INC.

We are a bank holding company within the meaning of the Bank Holding Company Act of 1956 and are headquartered in Birmingham, Alabama. Through our wholly-owned subsidiary bank, we operate 12 full-service banking offices, with ten offices located in Jefferson, Shelby, Madison, Montgomery, Houston and Mobile Counties in the metropolitan statistical areas (“MSAs”) of Birmingham-Hoover, Huntsville, Montgomery, Dothan, and Mobile, Alabama, and two offices located in Escambia County in the Pensacola-Ferry Pass-Brent, Florida MSA. Additionally, we operate a loan production office in Nashville, Tennessee. The Mobile, Alabama office opened as a full service banking office in April 2013. These MSAs constitute our primary service areas. As of September 30, 2013, we had total assets of approximately $3.4 billion, total loans of approximately $2.7 billion, total deposits of approximately $2.9 billion and total stockholders’ equity of approximately $276 million.

In January 2012, we formed SF Holding 1, Inc., an Alabama corporation (“SF Holding”), and its subsidiary, SF Realty 1, Inc., an Alabama corporation (“SF Realty 1”). In September 2013, we formed SF FLA Realty, Inc., an Alabama corporation (“SF FLA Realty”), as a subsidiary of SF Holding. Each of SF Realty 1 and SF FLA Realty elected to be treated as a real estate investment trust (“REIT”) for U.S. income tax purposes. SF Realty 1 and SF FLA Realty hold and manage participations in residential mortgages and commercial real estate loans originated by ServisFirst Bank in Alabama and Florida, respectively. SF Holding, SF Realty 1 and SF FLA Realty are all consolidated into the Company.

As a bank holding company, we are subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). We are required to file reports with the Federal Reserve Board and are subject to regular examinations by that agency.

Our principal executive offices are located at 850 Shades Creek Parkway, Suite 200, Birmingham, Alabama 35209 and our telephone number at these offices is (205) 949-0302. Our internet address is www.servisfirstbank.com. Please note that our website address is provided as an inactive textual reference and the information on our website is not incorporated by reference in this prospectus.

SERVISFIRST BANK

We were originally incorporated as a Delaware corporation in August 2007 for the purpose of acquiring all of the common stock of ServisFirst Bank, an Alabama banking corporation, which started operations on May 2, 2005. On November 29, 2007, we became the sole shareholder of the bank by virtue of a plan of reorganization and agreement of merger pursuant to which (i) a wholly-owned subsidiary formed for the purpose of the reorganization was merged with and into the bank, with the bank surviving, and (ii) each shareholder of the bank exchanged their shares of the bank’s common stock for an equal number of shares of our common stock. Since the bank is a commercial bank chartered under the laws of the State of Alabama, it is primarily subject to the supervision, examination and reporting requirements of the Federal Deposit Insurance Corporation (the “FDIC”) and the Alabama Department of Banking (the “Alabama Banking Department”). The FDIC and the Alabama Banking Department regularly examine the bank’s operations and have the authority to approve or disapprove mergers, the establishment of branches and similar corporate actions. Both regulatory agencies have the power to prevent the development or continuance of unsafe or unsound banking practices or other violations of law. Additionally, the bank’s deposits are insured by the FDIC to the maximum extent provided by law. The bank is also subject to numerous state and federal statutes and regulations that affect its business, activities and operations.

5

RISK FACTORS

An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus, and in the documents and reports we file with the SEC after the date of this prospectus which are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Any of these risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose some portion or all of your original investment.

6

RATIOS OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends. On June 21, 2011, we issued 40,000 shares of our Senior Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.001 per share, having a liquidation preference of $1,000 per share (the “Series A Preferred Stock”), to the United States Department of the Treasury (the “Treasury”). Prior to the issuance of the Series A Preferred Stock, there were no shares of our preferred stock outstanding. As of December 31, 2013, 40,000 shares of our preferred stock were issued and outstanding.

Ratio of Earnings to Fixed Charges

	Nine months ended	Years ended December 31,
	September 30, 2013	2012	2011	2010	2009	2008

Excluding interest on deposits	19.33x	14.04x	9.98x	7.96x	4.23x	8.73x
Including interest on deposits	4.97x	4.15x	3.09x	2.69x	1.46x	1.52x

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

	Nine months ended	Years ended December 31,
	September 30, 2013	2012	2011	2010	2009	2008

Excluding interest on deposits	23.80x	16.58x	10.81x	7.96x	4.23x	8.73x
Including interest on deposits	5.18x	4.31x	3.15x	2.69x	1.46x	1.52x

7

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include acquisitions, capital expenditures, investments, and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

We will not receive any proceeds from any resale of the securities by the Selling Stockholders. We will pay all expenses incurred with respect to the registration and sale of the securities owned by the Selling Stockholders, other than underwriting fees, discounts and commissions, which will be borne by the Selling Stockholders.

8

DESCRIPTIONS OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities, depositary shares and units that we may offer and sell from time to time. We may issue the debt securities as exchangeable and/or convertible debt securities exchangeable for or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our certificate of incorporation, as amended and bylaws, as amended, the Delaware General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book—entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

On June 21, 2011, pursuant to the Small Business Lending Fund Program, we sold to the Treasury 40,000 shares of our Series A Preferred Stock, liquidation preference amount $1,000 per share, for an aggregate purchase price of $40,000,000. The issuance of the Series A Preferred Stock was completed in a private placement exempt from the registration requirements of the Securities Act. We are required under the terms of the related securities purchase agreement between us and the Treasury (the “Securities Purchase Agreement”) to register for resale the shares of the Series A Preferred Stock. This registration statement includes depositary shares, representing fractional interests in the Series A Preferred Stock, which may be resold pursuant to this prospectus in lieu of whole shares of Series A Preferred Stock in the event the Treasury requests that we deposit the Series A Preferred Stock held by the Treasury with a depositary under a depositary arrangement entered into in accordance with the Securities Purchase Agreement. See “Description of Depositary Shares.” The terms of the Series A Preferred Stock are described under the section entitled “Description of our Outstanding Preferred Stock.” The Securities Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on June 23, 2011 and is incorporated into this prospectus by reference.

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms, limitations, voting powers and relative rights of the common stock as contained in our certificate of incorporation, as amended, which is incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our common stock in all respects and is subject to and qualified in its entirety by reference to our certificate of incorporation, as amended, our bylaws, as amended, the Delaware General Corporation Law and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our common stock set forth in our certificate of incorporation, as amended, it may not contain all of the information that is important to you.

General

We may issue common stock from time to time. We have one class of common stock. Of the 50,000,000 shares of our common stock with a par value of $0.001 per share authorized in our certificate of incorporation, as amended, 7,350,012 shares were outstanding as of December 31, 2013, exclusive of shares held in treasury.

Dividend Rights

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for dividends. We paid a special cash dividend of $0.50 per common share on each of December 31, 2012 and December 16, 2013. On September 19, 2013, we announced the approval of the initiation of quarterly cash dividends beginning in 2014. The first quarterly cash dividend of $0.15 per share will be payable on April 14, 2014, and future declarations of quarterly dividends will be subject to the approval of our board of directors, subject to limits imposed on us by our regulators.

9

In order to pay any dividends, ServisFirst will need to receive dividends from ServisFirst Bank or have other sources of funds. Under Alabama banking law, ServisFirst Bank is subject to restrictions on the payment of dividends to ServisFirst, which are similar to those applicable to national banks. Pursuant to Alabama banking law, ServisFirst Bank may not, without the prior consent of the Superintendent of Banks (the “Superintendent”) of the Alabama Banking Department, pay any dividends to ServisFirst in a year in excess of the total of (i) ServisFirst’s net earnings (as defined by statute) for that year, plus (ii) the retained net earnings for the preceding two years, less any required transfers to surplus. As of September 30, 2013, ServisFirst Bank could pay approximately $102 million of dividends to ServisFirst without prior approval of the Superintendent.

Our ability to pay dividends to our stockholders in the future will depend on our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to our common stock and other factors deemed relevant by our board of directors.

Voting Rights

Each share of common stock entitles the holder thereof to one vote per share on all matters on which the holders of our common stock are entitled to vote. The common stock does not have cumulative voting rights.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preemptive Rights

The holders of our common stock have no preemptive rights.

Miscellaneous

Shares of our common stock are not convertible into shares of any other class of capital stock. The issued and outstanding shares of our common stock are fully paid and nonassessable.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation

We summarize various provisions of Delaware law, our certificate of incorporation, as amended, and our bylaws, as amended, in the following paragraphs. These provisions may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for his or her shares.

Certificate of incorporation and bylaws. Our certificate of incorporation, as amended, and bylaws, as amended, currently contain provisions that may be deemed to be “antitakeover” in nature. These provisions are the current authorization of 50,000,000 shares of common stock and the current authorization of 1,000,000 shares of preferred stock.

Authorized but unissued shares of common stock and preferred stock under our certificate of incorporation, as amended, could, subject to any limits imposed by applicable law and by any exchange on which our securities may be listed, be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used by our board of directors, if consistent with its fiduciary responsibilities, to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some stockholders.

10

Delaware law. We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the Delaware General Corporation Law. Under Section 203 of the General Corporation Law, a Delaware corporation may not engage in any business combination with any interested stockholder for a period of three years following the date such stockholder became an interested stockholder, unless:

•	before such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding:

o	shares owned by persons who are directors and also officers, and

o	employee stock plans, in certain instances; or

•	on or after such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines an interested stockholder of a corporation to be any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) who:

•	owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation; or

•	is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person (and any affiliate or associate of such person) is an interested stockholder.

Section 203 defines business combinations to include certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder.

The restrictions imposed by Section 203 will not apply to a corporation if:

•	the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203; or

•	the corporation, by the action of stockholders holding majority of outstanding voting stock, adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203.

We have not opted out of Section 203. Section 203 could under certain circumstances make it more difficult for a third party to gain control of us, deny stockholders the receipt of a premium on their common stock and may reduce the price at which the common stock may be sold.

Indemnification; Forum for Adjudication of Disputes. In accordance with Delaware law, our certificate of incorporation, as amended, and bylaws, as amended, contain provisions that limit the personal liability of our directors for violations of their fiduciary duty. Our certificate of incorporation, as amended, eliminates each director’s liability to us and our stockholders for monetary damages except (i) for breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

Additionally, our bylaws, as amended, provide that unless we consent to the selection of an alternative forum, a state or federal court located within the state of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of Delaware law, and (iv) any action asserting a claim governed by the internal affairs doctrine, in all cases subject to the applicable court having personal jurisdiction over the indispensible parties named as defendants.

11

DESCRIPTION OF PREFERRED STOCK THAT WE MAY OFFER

The following is a summary of the material terms, preferences, limitations, voting powers and relative rights of the preferred stock that we may offer from time to time. This summary does not purport to be a complete description of the terms and conditions of our preferred stock in all respects and is subject to and qualified in its entirety by reference to our certificate of incorporation, as amended, our bylaws, as amended, the Delaware General Corporation Law and the certificate of designations relating to any particular series of preferred stock. Although we believe this summary covers the material terms and provisions of the preferred stock that we may offer, it may not contain all of the information that is important to you.

General

Under our certificate of incorporation, as amended, our board of directors is authorized, without further stockholder action, to issue up to 1,000,000 shares of preferred stock, $0.001 par value per share, in one or more series, and to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of each such series. As of December 31, 2013, there were 40,000 shares of preferred stock designated as Senior Non-Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), all of which were issued and outstanding. We may amend our certificate of incorporation to increase the number of authorized shares of preferred stock in a manner permitted by our certificate of incorporation, as amended, and the Delaware General Corporation Law.

We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares constituting that series and the distinctive designation of that series;

•	the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and whether they should be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

•	whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

•	whether that series shall have conversion or exchange privileges and, if so, the terms and conditions of such conversion or exchange, including provision for adjustments for the conversion or exchange rate in such events as the board of directors shall determine;

•	whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series and, if so, the terms and amounts of such sinking funds;

•	the rights of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of, any outstanding stock of the Company;

12

•	the right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and whether such rights shall be in preference to, or in other relation to, the comparable rights or any other class or classes or series of stock; and

•	any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable.

Dividend Rights

If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

Voting Rights

The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

Liquidation Rights

In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock or any junior preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

Redemption

The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible.

Conversion Rights

The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

13

DESCRIPTION OF OUR OUTSTANDING PREFERRED STOCK

The following is a summary of the material terms, preferences, limitations, voting powers and relative rights of our outstanding Series A Preferred Stock as contained in our certificate of incorporation, as amended, including the certificate of designation with respect to such outstanding preferred stock, which is incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our preferred stock in all respects and is subject to and qualified in its entirety by reference to our certificate of incorporation, as amended, including the certificate of designations relating to the particular series of preferred stock, our bylaws, as amended, and the Delaware General Corporation Law. Although we believe this summary covers the material terms and provisions of our Series A Preferred Stock set forth in the certificate of incorporation, as amended, including the applicable certificate of designation, it may not contain all of the information that is important to you.

General

On June 21, 2011, we entered into the Securities Purchase Agreement with the Treasury, pursuant to which we issued and sold to the Treasury 40,000 shares of our Senior Non-Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), having a liquidation preference of $1,000 per share (the “Liquidation Amount”), for aggregate proceeds of $40,000,000. As of December 31, 2013, all 40,000 shares of our Series A Preferred Stock were issued and outstanding.

Dividends Rights

Holders of our Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors or a duly authorized committee thereof out of legally available assets, non-cumulative cash dividends on the Liquidation Amount. These dividends are payable quarterly in arrears on each January 1, April 1, July 1, and October 1, each such date being referred to herein as a dividend payment date. Dividends on each share of our Series A Preferred Stock are payable on the Liquidation Amount at an annual rate calculated based upon the “Percentage Change in Qualified Lending” (as defined in the Securities Purchase Agreement) of the bank between each dividend period and the “Baseline” level of Qualified Small Business Lending (as defined in the Securities Purchase Agreement) of the bank. Such dividend rate may vary from 1% per annum to 7% per annum for the eleventh through the eighteenth dividend periods and that portion of the nineteenth dividend period ending on the four and one-half year anniversary of the date of issuance of the Series A Preferred Stock (i.e., the dividend periods from October 1, 2013 through and including December 20, 2015). From and after the four and one-half year anniversary of the date of issuance of our Series A Preferred Stock (i.e., beginning on December 21, 2015), the dividend rate shall be fixed at 9% per annum.

If dividends are declared by our board of directors, dividends will be payable to holders of record of the Series A Preferred Stock as they appear on our books on the applicable record date, which shall be the fifteenth calendar day preceding such dividend payment date.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period commenced on and includes the original issue date of the Series A Preferred Stock. Dividends are calculated on the basis of a 360-day year consisting of four 90-day quarters. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day and no additional dividends will accrue in respect of any payment made on the next succeeding business day.

Dividends on shares of the Series A Preferred Stock are not cumulative. Accordingly, if our board of directors or a duly authorized committee thereof does not declare a dividend on the Series A Preferred Stock payable in respect of any dividend period before the applicable dividend payment date, such dividend will not be deemed to have accrued and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

So long as any of the Series A Preferred Stock remains outstanding, (i) dividends on common stock, any other junior stock, or any parity stock may be declared and paid, and we may redeem or purchase any then-outstanding shares of our capital stock, in each case only if, (A) after giving effect to such dividend, repurchase or redemption our Tier 1 Capital would be at least equal to the Tier 1 Dividend Threshold (as defined in the certificate of designation applicable to the Series A Preferred Stock) and (B) full dividends on all outstanding shares of Series A Preferred Stock for the most recently completed dividend period have been or are contemporaneously declared and paid, and (ii) if a dividend is not declared and paid in full on the Series A Preferred Stock in respect of a dividend period, then, from the last day of such dividend period until the last day of the third dividend period immediately following such dividend period, no dividend may be declared or paid on our common stock or any other shares of our junior stock or parity stock and, subject to certain limited exceptions, no shares of our then-outstanding capital stock shall be repurchased, redeemed or otherwise acquired by us.

14

Subject to the foregoing, and not otherwise, such dividends, as may be determined by our board of directors or a duly authorized committee thereof, may be declared and paid on our common stock and any other stock ranking junior to the Series A Preferred Stock, from time to time out of any assets legally available for such payment, and the holders of the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Our ability to declare and pay dividends is limited by applicable regulatory restrictions, including the guidelines of the Federal Reserve Board applicable to bank holding companies.

Voting Rights

The shares of Series A Preferred Stock do not have voting rights, except as provided below or as otherwise specifically required by law. When voting rights are applicable, each holder of the Series A Preferred Stock has one vote per share, including when acting by written consent.

Right to Elect Two Directors upon a Nonpayment Event. Whenever (i) shares of our Series A Preferred Stock with an aggregate Liquidation Amount of at least $25,000,000 are outstanding and (ii) dividends on any shares of our Series A Preferred Stock shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment”), the authorized number of directors on our board of directors shall automatically increase by two, and the holders of our Series A Preferred Stock shall have the right, but not the obligation, voting as a single class, to elect a total of two additional members of our board of directors (the “Preferred Stock Directors”) to fill such newly created directorships at the next annual meeting of stockholders of the Company (or, if the next annual meeting is not yet scheduled or is scheduled to occur more than thirty days later, our President shall call a special meeting for that purpose).

The voting rights described above will continue until full dividends have been regularly declared and paid on the shares of the Series A Preferred Stock for at least four consecutive dividend periods following the Nonpayment. No person may be elected as a Preferred Stock Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors.

If and when full dividends have been regularly declared and paid for at least four consecutive dividend periods following a Nonpayment on the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and the term of office of each Preferred Stock Director so elected shall immediately terminate and the authorized number of directors on our board of directors shall automatically decrease by two. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of the Preferred Stock Directors) may be filled by vote, as a single class, of the holders of a majority of the outstanding shares of our Series A Preferred Stock to serve for the unexpired term in respect of which such vacancy occurred.

Although we do not believe the shares of the Series A Preferred Stock are considered “voting securities” currently, if they were to become “voting securities” for the purposes of the Bank Holding Company Act of 1956 (“BHCA”), whether because we have missed six dividend payments and holders of the Series A Preferred Stock have the right to elect directors as a result, or for other reasons, a holder of 25% or more of the Series A Preferred Stock, or a holder of a lesser percentage of our Series A Preferred Stock that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the BHCA. In addition, if the shares of the Series A Preferred Stock become “voting securities”, then (i) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding Series A Preferred Stock, and (ii) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the Series A Preferred Stock. A holder or group of holders may also be deemed to control us if they own 25% or more of our total equity, or in certain limited circumstances 33% or more of our total equity, both voting and non-voting equity, aggregating all shares held by the investor across all classes of stock. Holders of the Series A Preferred Stock should consult their own counsel with regard to regulatory implications.

15

Other Voting Rights. So long as any shares of the Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our Certificate of Incorporation, as amended, the vote of the holders of a majority of the then-outstanding shares of the Series A Preferred Stock, voting separately as a single class, shall be necessary for effecting or validating:

•	any amendment or alteration of any provision of our Certificate of Incorporation, as amended, including the certificate of designations creating the Series A Preferred Stock, to authorize or create, or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company;

•	any amendment, alteration or repeal of any provision of the certificate of designation for the Series Preferred Stock or our Certificate of Incorporation, as amended, that would alter or change the voting powers, rights, preferences or privileges of the Series A Preferred Stock so as to affect them adversely;

•	any sale of all, substantially all, or any material portion of, our assets, if the Series A Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale;

•	any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of us with or into another corporation or other entity, unless (i) the shares of the Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving corporation, are converted into or exchanged for preference securities of the surviving corporation or a corporation controlling such corporation, and (ii) the shares of the Series A Preferred Stock remaining outstanding or such new preference securities, as the case may be, have such rights, preferences, privileges and voting powers, that are the same as the rights, preferences, privileges and voting powers of the Series A Preferred Stock immediately prior to such consummation, taken as a whole; or

•	any consummation of a Holding Company Transaction (as defined in the certificate of designation of the Series A Preferred Stock), unless as a result thereof each share of the Series A Preferred Stock shall be converted into or exchanged for one share with an equal liquidation preference of our preference securities or the preference securities of any acquirer of us;

provided, however, that (i) any increase in the amount of our authorized shares of preferred stock, including authorized Series A Preferred Stock, necessary to satisfy preemptive or similar rights granted by us to other persons prior to June 14, 2011, or (ii) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative, and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock and will not require the vote or consent of the holders of the Series A Preferred Stock.

16

The foregoing provisions will not apply if, at or prior to the time when any such vote or consent would otherwise be required, all outstanding shares of the Series A Preferred Stock have been redeemed or have been called for redemption upon proper notice, and sufficient funds have been set aside for such redemption.

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to our certificate of incorporation, as amended, that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in our certificate of incorporation, as amended, including the certificate of designation with respect to the Series A Preferred Stock.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series A Preferred Stock will be entitled to receive liquidating distributions of $1,000 per share, plus any accrued and unpaid dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Series A Preferred Stock and subject to the rights of any of our creditors with respect to the distribution of assets. If we fail to pay in full all amounts payable, including declared but unpaid dividends, with respect to the Series A Preferred Stock and any stock having the same rank as the Series A Preferred Stock with respect to the distribution of assets, the holders of the Series A Preferred Stock and such other stock will share in any distribution of assets in proportion to the respective aggregate liquidation preferences to which they are entitled. After the holders of the Series A Preferred Stock and any stock having the same rank as the Series A Preferred Stock are paid in full, they will have no right or claim to any of our remaining assets.

For the purposes of the liquidation rights of the holders of the Series A Preferred Stock, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property or business nor a merger or consolidation by us with or into any other entity will be considered a dissolution, liquidation or winding-up of our business or affairs.

Redemption

The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The holders of the Series A Preferred Stock do not have the right to require the redemption or repurchase of the Series A Preferred Stock.

Optional Redemption. We may redeem shares of the Series A Preferred Stock, in whole or in part, from time to time, at a redemption price equal to $1,000 per share, plus any unpaid dividends for the then current dividend period, excluding the date of redemption; provided, that any partial redemption of the Series A Preferred Stock shall not be less than 10,000 shares of the Series A Preferred Stock. Dividends will cease to be payable on those shares on and after the redemption date. Redemption of the Series A Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve Board.

Procedures. If we redeem shares of the Series A Preferred Stock, we will provide notice to the holders of record of the shares of the Series A Preferred Stock to be redeemed. Such notice will be provided not less than 30 days and not more than 60 days prior to the date fixed for the redemption. Each notice of redemption will include a statement setting forth:

•	the redemption date;

17

•	the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of the Series A Preferred Stock to be redeemed from the holder;

•	the redemption price; and

•	the place or places where the certificates representing those shares are to be surrendered for payment of the redemption price.

In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot or in such other manner as our board of directors may determine to be fair and equitable. Subject to the foregoing provisions, our board of directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Series A Preferred Stock shall be redeemed from time to time.

If notice of redemption has been duly given and if on or before the redemption date specified in the notice we have set aside all funds necessary for the redemption in trust for the pro rata benefit of the holders of record of the shares called for redemption then, notwithstanding that any certificate for any share called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all such shares called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall cease and terminate on such redemption date, except the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to us, after which time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.

No Preemptive and Conversion Rights

The holders of the Series A Preferred Stock do not have any preemptive rights. The Series A Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

DESCRIPTION OF WARRANTS

The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and other offering materials, if any, and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement and other offering materials, if any. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A prospectus supplement and any other offering materials relating to any warrants we may issue will specify the terms of the warrants, including:

•	the title and aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the title, amount and terms of the securities purchasable upon exercise of the warrants;

•	the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which the related securities may be purchased upon exercise of the warrants;

18

•	the exercise period for the warrants;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	any applicable anti-dilution, redemption or call provisions;

•	any applicable book-entry provisions; and

•	any other terms of the warrants.

DESCRIPTION OF DEBT SECURITIES

We summarize below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the debt securities will be contained in the applicable notes. The notes will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of the notes. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We will issue any senior notes under a senior indenture which we will enter into with the trustee named in the senior indenture. We will issue any subordinated notes under a subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement that is related to the debt securities that we sell under this prospectus, as well as the complete indentures, and any supplements thereto, that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“senior debt securities”), our senior subordinated debt (“senior subordinated debt securities”), our subordinated debt (“subordinated debt securities”) or our junior subordinated debt (“junior subordinated debt securities” and, together with the senior subordinated debt securities and the subordinated debt securities, the “subordinated securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of debt securities which we may issue, including senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities, and do not limit us from issuing any other debt, including secured and unsecured debt. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time which securities may be in any currency or currency unit designated by us. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of our board of directors, or (c) an officers’ certificate pursuant to authority granted under a resolution of our board of directors. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title of the debt securities;

•	the limit, if any, upon the aggregate principal amount or issue price of the securities of a series;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness;

•	the price or prices at which the debt securities will be issued;

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the issue date or dates of the series and the maturity date of the series;

19

•	whether the securities will be issued at par or at a premium over or a discount from their face amount;

•	the interest rate, if any, and the method for calculating the interest rate and basis upon which interest shall be calculated;

•	the right, if any, to extend interest payment periods and the duration of the extension;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the currency of denomination of the securities;

•	the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;

•	if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	the dates on which premium, if any, will be paid;

•	any addition to or change in the “Events of Default” described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the prospectus or in the indenture with respect to the debt securities;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period; and

•	other specific terms, including any additional events of default or covenants.

We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.

The debt securities will represent our general obligations. We are a bank holding company and almost all of the operating assets of us and our consolidated subsidiaries are owned by our subsidiaries. We rely primarily on dividends from such subsidiaries to meet our obligations. We are a legal entity separate and distinct from our banking and non-banking affiliates. The principal sources of our income are dividends and interest from our bank, ServisFirst Bank. ServisFirst Bank is subject to restrictions imposed by state and federal law on any extensions of credit to, and certain other transactions with, us, and on investments in stock or other securities thereof. In addition, payment of dividends to us by ServisFirst Bank is subject to ongoing review by banking regulators. Because we are a bank holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, the debt securities effectively will be subordinated to all existing and future liabilities, including deposits, of our subsidiaries, and holders of the debt securities should look only to our assets for payments on the debt securities.

20

Senior Debt

Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.

Subordinated Debt

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement, and the subordinated indenture filed as an exhibit to the registration statement of which this prospectus is a part may be modified by a supplemental indenture to reflect such subordination provisions.

We may structure one or more series of subordinated securities so that they qualify as capital under federal regulations applicable to bank holding companies.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Merger, Consolidation or Sale of Assets

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part prohibit us from merging into or consolidating with any other person or selling, leasing or conveying substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, unless:

•	either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance substantially all of our or our subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities and the performance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

•	immediately after giving effect to such transactions, no Event of Default described under the caption “Events of Default and Remedies” below or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation and sale of assets.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that upon any consolidation or merger with or into any other person or any sale, conveyance, lease, or other transfer of all or substantially all of our or our subsidiaries’ assets to any person, the successor person shall succeed, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.

21

Events of Default and Remedies

When we use the term “Event of Default” in the indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part with respect to the debt securities of any series, we mean:

(1)	default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2)	default in paying principal, or premium, if any, on the debt securities when due;

(3)	default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4)	default in the performance, or breach, of any covenant or warranty in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and

(6)	any other Events of Default provided with respect to debt securities of that series that is set forth in the applicable prospectus supplement accompanying this prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that the occurrence of certain Events of Default or an acceleration may constitute an event of default under certain of our other indebtedness outstanding from time to time. Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 51% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

22

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that no holder of any debt security may seek to institute a proceeding with respect to the indenture unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 51% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holder or holders have offered reasonable indemnity to the trustee and the trustee has failed to institute such proceeding within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that during the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the applicable indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that the trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default has been cured or waived. Unless there is a default in paying principal, interest, if any, or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders of the debt securities. In the case of a default specified in clause (4) above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the event of default.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that the trustee may withhold notice to the holders of debt securities of any series of any Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a successor to the trustee;

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under “—Merger, Consolidation or Sale of Assets”;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add guarantors or co-obligors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

23

•	add additional Events of Default with respect to the debt securities of any series;

•	add additional provisions as may be expressly permitted by the Trust Indenture Act;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect in any material respect the interests of any holder of the debt securities of a series.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;

•	reduce the principal amount, or extend the fixed maturity, of the debt securities;

•	change the method of computing the amount of principal or any interest of any debt security;

•	change or waive the redemption or repayment provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid or the place of payment;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking or priority of the debt securities of any series; or

•	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Satisfaction, Discharge and Covenant Defeasance

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that we may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that we may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

24

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, the indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of such series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default and Remedies” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount; or

•	U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable Federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same Federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same Federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•	no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

25

•	the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	if prior to the stated maturity date, notice shall have been given in accordance with the provisions of the indenture;

•	the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.

Forms of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

26

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that so long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Governing Law

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part and each series of debt securities are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement applicable to a particular issuance of depositary shares, which will contain additional information and which may update or change some of the information below.

27

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represents a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

Pursuant to the Securities Purchase Agreement, we have agreed, if requested by the Treasury, to enter into a depositary arrangement pursuant to which the shares of Series A Preferred Stock may be deposited and depositary shares, each representing a fraction of a share of Series A Preferred Stock as specified by the Treasury, may be issued. The shares of Series A Preferred Stock would be held by a depositary reasonably acceptable to the Treasury. If we enter into such a depositary arrangement with respect to the Series A Preferred Stock, the Selling Stockholders would be offering depositary shares, each representing a fraction of a share of Series A Preferred Stock, instead of whole shares of Series A Preferred Stock.

The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue or register for resale such securities, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

28

Amendment and Termination of the Depositary Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:

•	all outstanding depositary shares have been redeemed, or

•	there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

29

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States Federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

SELLING STOCKHOLDERS

On June 21, 2011, we issued to the Treasury, in exchange for an aggregate purchase price of $40,000,000 in cash, 40,000 shares of Series A Preferred Stock. The Selling Stockholders may include (i) the Treasury, which acquired all of the shares of Series A Preferred Stock in a private placement exempt from the registration requirements of the Securities Act, and (ii) any other person or persons holding shares of Series A Preferred Stock or depositary shares evidencing fractional interests in shares of Series A Preferred Stock to whom the Treasury has transferred its registration rights under the terms of the Securities Purchase Agreement. The Treasury is required to notify us in writing of any such transfer of its registration rights within ten days after the transfer, including the name and address of the transferee and the number and type of securities with respect to which the registration rights have been assigned. As of the date of this prospectus, the Treasury has not notified us of any such transfer. Accordingly, we believe that the Treasury currently holds record and beneficial ownership of 100% of the outstanding shares of the Series A Preferred Stock.

The shares of Series A Preferred Stock offered by the Selling Stockholders are "restricted" securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Stockholders the opportunity to publicly sell these securities. The registration of these securities does not require that any of the shares be offered or sold by the Selling Stockholders. The Selling Stockholders may from time to time offer and sell all or a portion of the securities indicated below in privately negotiated transactions or on any market on which our securities may subsequently be listed.

No estimate can be given as to the amount or percentage of our Series A Preferred Stock that will be held by the Selling Stockholders after any sales made pursuant to this prospectus because the Selling Stockholders are not required to sell any of the shares being registered under this prospectus. For purposes of this prospectus, however, we have assumed that, upon completion of the offering, none of the securities covered by this prospectus will be held by the Selling Stockholders.

The securities to be offered under this prospectus for the account of the Selling Stockholders are 40,000 shares of Series A Preferred Stock, representing beneficial ownership of 100% of the shares of Series A Preferred Stock outstanding as of December 31, 2013, or, in the event the Treasury requests that we deposit the shares of Series A Preferred Stock with a depositary in accordance with the Securities Purchase Agreement, depositary shares evidencing fractional share interests in such shares of Series A Preferred Stock.

30

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to these securities. To our knowledge, the Treasury has sole voting and investment power with respect to the securities, subject to restrictions on exercise of voting rights on Series A Preferred Stock as more fully described elsewhere in this prospectus.

Information about the Selling Stockholders may change over time, and changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we and the Selling Stockholders may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NASDAQ or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above. Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, or as the principal or agent of the Selling Stockholders, as applicable.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us or the Selling Stockholders from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which such offered securities may be listed.

Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

31

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	whether that offering is being made to underwriters or through agents or directly;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities, if any.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account or the account of the Selling Stockholders and will receive commissions from us or the Selling Stockholders as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us or the Selling Stockholders. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the Selling Stockholders and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We or the Selling Stockholders may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us, the Selling Stockholders, and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us or the Selling Stockholders, to indemnification by us or the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us or the Selling Stockholders to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us or the Selling Stockholders and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

32

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

33

Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s website and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock, preferred stock or debt securities upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ServisFirst Bancshares, Inc. as of December 31, 2012 and 2011, and for each of the years in the two-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of ServisFirst Bancshares, Inc. as of December 31, 2010, and for the year ended December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Mauldin & Jenkins, LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Bradley Arant Boult Cummings LLP, Birmingham, Alabama. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

34

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by ServisFirst in connection with the registration of the securities being registered under this Registration Statement:

Securities and Exchange Commission Fee		$21,252
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Printing Fees	$	*
Miscellaneous	$	*

Total	$	*

* These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.

Item 15. Indemnification of Directors and Officers.

Under the provisions of Section 145 of the Delaware General Corporation Law, the registrant may indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the registrant may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings).

The registrant’s bylaws provide for indemnification of directors and officers of the registrant to the full extent permitted by applicable law. In accordance with the Delaware General Corporation Law, the registrant’s certificate of incorporation, as amended, contains a provision to limit the personal liability of the directors of the registrant for violations of their fiduciary duty. This provision eliminates each director’s liability to the registrant or its stockholders for monetary damages except (i) for breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty.

The above is a general summary of certain indemnity provisions of the DGCL and is subject, in all cases, to the specific and detailed provisions of the sections referenced herein.

The registrant maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

Item 16. Exhibits.

The Exhibits furnished as part of this registration statement on Form S-3 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

II-1

Item 17. Undertakings.

Item 512(a) of Regulation S- K. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or seller such securities to such purchaser:

II-2

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 512(j) of Regulation S-K. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, Alabama, on January 17, 2014.

SERVISFIRST BANCSHARES, INC.

By.	/s/ Thomas A. Broughton III
Thomas A. Broughton III
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer,	January 17, 2014
/s/ Thomas A. Broughton III	President and Director
Thomas A. Broughton III	(Principal Executive Officer)

/s/ William M. Foshee	Vice President, Secretary, Chief	January 17, 2014
William M. Foshee	Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

*	Chairman of the Board and Director	January 17, 2014
Stanley M. Brock

*	Director	January 17, 2014
J. Richard Cashio

*	Director	January 17, 2014
James J. Filler

*	Director	January 17, 2014
Michael D. Fuller

*	Director	January 17, 2014
Hatton C.V. Smith

By: * /s/ Thomas A. Broughton III
Thomas A. Broughton III
For himself and as attorney-in-fact

II-4

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement for common stock *

1.2	Form of Underwriting Agreement for preferred stock*

1.3	Form of Underwriting Agreement for debt securities*

3.1	Certificate of Incorporation of ServisFirst Bancshares, Inc., as amended (Restated for SEC filing purposes only) (1)

3.2	Bylaws of ServisFirst Bancshares, Inc., as amended (Restated for SEC filing purposes only) (2)

4.1	Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series A of ServisFirst Bancshares, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed June 23, 2011)

4.2	Form of certificate of designation with respect to any preferred stock issued hereunder*

4.3	Form of Common Stock Certificate (3)

4.4	Revised Form of Common Stock Certificate (4)

4.5	Small Business Fund – Securities Purchase Agreement dated June 21, 2011 between the Secretary of the Treasury and ServisFirst Bancshares, Inc. (5)

4.6	Form of Warrant Agreement*

4.7	Form of Warrant Certificate (included in Exhibit 4.6)*

4.8	Specimen of Preferred Stock Certificate*

4.9	Form of Debt Security*

4.10	Form of Subordinated Debt Security*

4.11	Form of Indenture for Senior Indebtedness**

4.12	Form of Indenture for Subordinated Indebtedness**

4.13	Form of Depositary Agreement*

4.14	Form of Depositary Receipt (included in Exhibit 4.13)

4.15	Form of Unit Agreement*

5.1	Opinion of Bradley Arant Boult Cummings LLP**

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends**

23.1	Consent of KPMG LLP**

23.2	Consent of Mauldin & Jenkins, LLC**

23.3	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney**

25.1	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1***

II-5

(1)	Registrant hereby incorporates by reference to Exhibit 3.01 to the Registrant’s Quarterly Report on Form 10-Q filed on October 31, 2012.
(2)	Registrant hereby incorporates by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 20, 2013.
(3)	Registrant hereby incorporates by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10, as filed on March 28, 2008.
(4)	Registrant hereby incorporates by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 15, 2008.
(5)	Registrant hereby incorporates by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 23, 2011.

*	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Registrant on Form 8-K and incorporated by reference herein.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

II-6